UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2024

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 Meeting Street
Suite 600
North Bethesda
Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.01 per share	CHH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

See Item 2.03 below for a description of the $1 billion second amended and restated senior unsecured credit agreement entered into on June 28, 2024, among Choice Hotels International, Inc. (the “Company”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), the other agents party thereto and a syndicate of lenders (the “Restated Credit Agreement”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 28, 2024, the Company entered into the Restated Credit Agreement, which amends and restates the Company’s existing amended and restated senior unsecured credit agreement, dated as of August 20, 2018, among the Company, the Administrative Agent, the other agents party thereto and the lenders party thereto (as amended, extended, supplemented or otherwise modified from time to time, the “Former Credit Agreement”). The Former Credit Agreement provided for an $850 million unsecured revolving credit facility (the “Revolver”) with a final maturity date of August 20, 2026. The Restated Credit Agreement increases the commitments under the Revolver to $1 billion and extends the final maturity date of the Revolver to June 28, 2029, subject to optional one-year extensions that can be requested by the Company prior to each of the third, fourth and fifth anniversaries of the closing date of the Restated Credit Agreement. The effectiveness of such extension is subject to the consent of the lenders under the Restated Credit Agreement and certain customary conditions. The Restated Credit Agreement also provides that up to $50 million of borrowings under the Revolver may be used for alternative currency loans, up to $10 million of capacity under the Revolver may be used for the issuance of letters of credit and up to $25 million of borrowings under the Revolver may be used for swingline loans. The Company may from time to time designate one or more wholly owned subsidiaries of the Company as additional borrowers under the Restated Credit Agreement, subject to the consent of the lenders and certain customary conditions.

The Company may at any time prior to the final maturity date increase the amount of the Revolver or add one or more term loan facilities under the Restated Credit Agreement by up to an additional $500 million in the aggregate to the extent that any one or more lenders commit to being a lender for the additional amount of such increase or term loan facility and certain other customary conditions are met.

The Restated Credit Agreement provides that the Company may elect to have the Revolver bear interest at a rate equal to (i) SOFR (subject to a credit spread adjustment of 0.10% and a 0.00% floor) plus a margin ranging from 0.90% to 1.50% or (ii) a base rate plus a margin ranging from 0.00% to 0.50%, in each case, with the margin determined according to the Company’s senior unsecured long-term debt rating or under circumstances as set forth in the Restated Credit Agreement, the Company’s total leverage ratio in the event that such total leverage ratio is less than 2.5 to 1.0.

The Restated Credit Agreement requires the Company to pay a fee on the total commitments under the Revolver, calculated on the basis of the actual daily amount of the commitments under the Revolver (regardless of usage) times a percentage per annum ranging from 0.075% to 0.25% (depending on the Company’s senior unsecured long-term debt rating or under circumstances as set forth in the Restated Credit Agreement, the Company’s total leverage ratio in the event that such total leverage ratio is less than 2.5 to 1.0).

The Restated Credit Agreement requires that the Company and its restricted subsidiaries comply with various covenants, including with respect to restrictions on liens, incurring indebtedness, making dividends and stock repurchases, making investments and effecting mergers and/or asset sales. The Restated Credit Agreement imposes financial maintenance covenants requiring the Company to maintain a consolidated fixed charge coverage ratio of at least 2.5 to 1.0 and a total leverage ratio of not more than 4.5 to 1.0, which may be increased up to two nonconsecutive occasions to 5.5 to 1.0 for up to four consecutive fiscal quarters commencing with the fiscal quarter in which certain material acquisitions are consummated. So long as the Company maintains an Investment Grade Rating, as defined in the Restated Credit Agreement, then the Company will not need to comply with the consolidated fixed charge coverage ratio covenant.

The Restated Credit Agreement includes customary events of default, the occurrence of which, following any applicable cure period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of the Company under the Restated Credit Agreement to be immediately due and payable.

The proceeds of the Revolver are expected to be used for general corporate purposes, including working capital, debt repayment, stock repurchases, dividends, investments and other permitted uses set forth in the Restated Credit Agreement.

Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

The summary of the material provisions of the Restated Credit Agreement set forth above is qualified in its entirety by reference to the full text of the Restated Credit Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amended and Restated Senior Unsecured Credit Agreement, dated June 28, 2024, among Choice Hotels International, Inc., Wells Fargo Bank, National Association, as administrative agent, the other agents party thereto and a syndicate of lenders

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2024	/s/ Scott E. Oaksmith
Scott E. Oaksmith
Chief Financial Officer